EXHIBIT 10.1

INTERDIGITAL, INC.
TERM SHEET FOR RESTRICTED STOCK
(Supplemental Award)

InterDigital, Inc. (the “Company”), hereby grants to Grantee named below the number of shares of restricted stock specified below (this “Award”), upon the terms and subject to the conditions set forth in this Term Sheet, the Plan specified below (the “Plan”) and the Standard Terms and Conditions (the “Standard Terms and Conditions”) adopted under the Plan and provided to Grantee, each as amended from time to time. Each share of restricted stock subject to this Award represents the right to receive one share of the Company’s Common Stock, subject to the conditions set forth in this Term Sheet, the Plan and the Standard Terms and Conditions. This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions. Capitalized terms not defined herein have the meanings set forth in the Plan or Standard Terms and Conditions.

Plan:	This Award is granted pursuant to the Company’s 2009 Stock Incentive Plan.

Name of Grantee:

Grant Number:

Grant Date:

Number of Shares of Restricted Stock Subject to This Award:

Restrictions:	Grantee shall not be permitted to sell, transfer, pledge or assign the restricted stock during the Restricted Period.

Restricted Period:	The Restricted Period begins on the Grant Date and ends on the first anniversary of the Grant Date.

By accepting this Term Sheet, Grantee acknowledges that he or she has received and read, and agrees that this Award shall be subject to, the terms of this Term Sheet, the Plan and the Standard Terms and Conditions.

INTERDIGITAL, INC.
BY:
William J. Merritt, President and CEO

GRANTEE